UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 30, 2026

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously announced, on February 17, 2026, SM Energy Company (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Caturus Energy, LLC, a Delaware limited liability company and, solely for the purposes of Section 7.8 thereof, Caturus Holdco, LLC, pursuant to which the Company agreed to sell all of its rights, titles and interests in certain producing and non-producing assets encompassing approximately 61,000 net acres located in the Company’s southern Maverick Basin position in Webb County, Texas (the “South Texas Divestiture”).
The South Texas Divestiture was completed on April 30, 2026, and the Company received net cash proceeds of approximately $900 million after agreed upon preliminary purchase price adjustments and estimated selling costs. The final purchase price remains subject to customary post-closing adjustments. The South Texas Divestiture does not qualify as discontinued operations.
The forgoing description of the South Texas Divestiture does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On April 30, 2026, the Company issued a press release announcing that it completed its previously announced South Texas Divestiture. Additionally, the Company announced that it intends to use the net proceeds from the South Texas Divestiture to redeem in full and at par the $819 million aggregate principal amount outstanding of its 6.75% Senior Notes due 2026 and 5.0% Senior Notes due 2026.
Also on April 30, 2026, the Company announced the completion of its semi-annual borrowing base redetermination, with both the borrowing base and aggregate lender commitments reaffirmed at $5.0 billion and $2.5 billion, respectively, after giving effect to the South Texas Divestiture.
A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed combined financial information for the periods presented, for the Company and Civitas is included hereto as Exhibit 99.2 and is incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2026. Such pro forma financial information was prepared in connection with the Company's acquisition of Civitas Resources, Inc. and reflects the South Texas Divestiture (referred to within the pro forma financial information as the “Maverick Basin Divestiture”) as a transaction known at the time of preparation; accordingly, the Company believes such pro forma financial information constitutes the required pro forma financial information for purposes of this Current Report on Form 8-K.
(d) Exhibits.

Exhibit Number	Description
10.1
Purchase and Sale Agreement, dated as of February 17, 2026, by and between SM Energy Company, a Delaware corporation, as Seller, and (i) Caturus Energy, LLC, a Delaware limited liability company, as Purchaser, and (ii) solely for purposes of Section 7.8 thereof, Caturus Holdco, LLC, a Delaware limited liability company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 18, 2026, and incorporated herein by reference)

99.1	Press Release of SM Energy Company Dated April 30, 2026, entitled "SM Energy Closes $950 Million South Texas Divestiture; Announces Redemption of All Outstanding 2026 Senior Notes"
99.2
Unaudited pro forma condensed combined financial information for the periods presented, for the Company and Civitas (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on March 4, 2026, and incorporated herein by reference)

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	April 30, 2026	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary